UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 14, 2009

POLO RALPH LAUREN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 14, 2009, Polo Ralph Lauren Corporation (the “Company”) entered into an amended and restated employment agreement with Roger N. Farah, the Company’s current President and Chief Operating Officer (the “Farah Agreement”). The term of the Farah Agreement continues until March 30, 2013. Pursuant to the Farah Agreement, Mr. Farah will be entitled to an annual base salary of not less than $900,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of his employment. Based upon the Company’s achievement of performance goals established by the Compensation Committee of the Board of Directors, Mr. Farah’s annual bonus opportunity may range from a threshold of $3 million to a maximum of $9 million, with a target of $6 million. Mr. Farah is also eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers.

Pursuant to the Farah Agreement and in accordance with the Company’s 1997 Long-Term Stock Incentive Plan, as amended and restated, in October 2009 (for fiscal year 2010), and in each of the Company’s fiscal years 2011 and 2012, Mr. Farah will receive an annual stock award grant with a total value of $7 million. Fifty percent of such stock award shall consist of cliff restricted performance share units (“Cliff RPSUs”) and fifty percent shall consist of stock options to purchase shares of the Company’s Class A common stock. During the term of Mr. Farah’s employment agreement, Mr. Farah will also receive an annual payment of $250,000 in the form of deferred bonus compensation, which will be credited in monthly installments to a deferred compensation account. For security purposes, Mr. Farah uses private aircraft for travel and under the Farah Agreement, Mr. Farah is entitled to reimbursement for any business and personal aircraft travel expenses which he incurs, without any tax gross-up.

Under the Farah Agreement, if Mr. Farah resigns for good reason (as defined in the Farah Agreement) or if the Company terminates his employment for any reason other than an election on the part of the Company not to extend the term of the Farah Agreement, Mr. Farah’s death or disability or for cause (as defined in the Farah Agreement), Mr. Farah will be entitled to receive the following:

•

an amount, generally payable over Mr. Farah’s severance period, equal to the sum of: (i) the applicable severance multiplier times his annual base salary and (ii) the applicable severance multiplier times his target annual incentive bonus. Mr. Farah’s severance multiplier is the greater of two or the number of full and partial years from the date of termination through March 30, 2013 (up to a maximum of three);

•

a pro-rata portion, based on the number of days he worked in the fiscal year prior to the date of the termination of his employment, of his annual incentive bonus that he would have received based on the Company’s performance for the fiscal year during which his employment ended, payable in a lump sum at the time such bonus would have been paid had Mr. Farah’s employment not been terminated;

•

all outstanding restricted stock unit awards that are not performance-based will immediately vest and all of his Cliff RPSUs that will be granted in the Company’s fiscal years 2010 and 2011 pursuant to the Farah agreement will vest, subject to the Company meeting the applicable performance goals for such stock awards for such applicable performance periods;

•	Cliff RPSUs that will be granted in the Company’s fiscal year 2012 will vest, with payment for such Cliff RPSUs to be made within ten days following the end of the Company’s fiscal year 2014;

•

all outstanding stock options will vest and each stock option will remain exercisable for a period of at least one year from the date of termination of employment (or upon the expiration of the original stock option term if earlier); and

•	continued participation in the Company’s health benefit plans and continued payment of his automobile allowance until the earlier of the end of the severance period or until he secures new employment.

If either the Company or Mr. Farah elects not to extend the term of the Farah Agreement, Mr. Farah will be entitled to receive his salary through the date of termination plus the annual incentive bonus he would have been entitled to receive had he been employed by the Company through the end of the fiscal year during which his employment ended, payable in a lump sum at the time such bonus would have been paid had his employment not been terminated. In addition, Mr. Farah’s restricted stock units, Cliff RPSUs and stock options will be treated in the same manner as described in the third paragraph above. However, if Mr. Farah elects not to extend the term of the Farah Agreement, any of Mr. Farah’s vested stock options that were granted in fiscal year 2013 will not become exercisable until the end of the Company’s fiscal year 2014, and will remain exercisable for one year. If the Company elects not to extend the term, Mr. Farah will also be entitled to receive an amount, payable in twelve equal monthly installments, equal to the sum of (i) his annual base salary and (ii) his target annual incentive bonus.

If the Company terminates Mr. Farah for cause or Mr. Farah resigns other than for good reason (and his resignation is not due to his election not to extend the term of the Farah Agreement), he is entitled to receive his base salary through the date of termination, and in addition, if Mr. Farah’s resignation is due to his early retirement (as defined in the Company’s 1997 Long-Term Stock Incentive Plan), then Mr. Farah shall have one year from the date of resignation of his employment to exercise any vested stock options (or upon the expiration of the original stock option term if earlier). If Mr. Farah’s termination of employment is due to his death or disability, he, or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated target annual incentive bonus for the fiscal year of termination, and, with respect to his restricted stock units, Cliff RPSUs and stock options, all such awards will be treated in the same manner as described in the third paragraph above, except with respect to Mr. Farah’s vested stock options, each stock option will remain exercisable for a period of at least three years from the date of termination of employment (or upon the expiration of the original stock option term if earlier).

If the Company and Mr. Farah both determine that part or all of the payments under the Farah Agreement constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code (the “Code”), then, if the aggregate present value of such parachute payments and all other parachute payments paid to Mr. Farah under any other plan, arrangement or agreement with the Company exceeds 2.99 times Mr. Farah’s “base amount”, as defined in Section 280G(b)(3) of the Code, the payments to Mr. Farah constituting “parachute payments” will be reduced to the extent necessary so that the parachute payments equal 2.99 times Mr. Farah’s “base amount.” However, such amounts will not be so reduced if he determines that without such reduction he would be entitled to receive and retain, on a net after tax basis, a greater amount than he would be entitled to receive and retain after such reduction.

If a change of control (as defined in the Farah Agreement) of the Company occurs within two (2) years prior to any termination of Mr. Farah’s employment due to his resignation for good reason or due to any reason other than an election on the part of the Company not to extend the term of the Farah Agreement, his death or disability or for cause, then Mr. Farah will receive the cash severance payments described above in the third paragraph of this section, in two equal lump sum installments, the first payable within 45 days after the date of termination and the second on the first anniversary of the date of termination, except instead of a pro-rata annual incentive bonus for the fiscal year of termination Mr. Farah will receive a pro-rata portion of his target bonus for the fiscal year of termination, to be paid in a lump sum within 45 days following the date of termination.

Under the Farah Agreement, the above described amounts and stock awards to be provided to Mr. Farah are subject to his compliance with certain restrictive covenants. The balance of Mr. Farah’s deferred compensation account on or after January 1, 2010 will be paid to him on the 45th day following the termination of his employment. Any amounts due and payable to Mr. Farah upon termination of his employment will be subject to compliance with Section 409A of the Code.

*    *    *

On October 14, 2009, the Company entered into an amended and restated employment agreement with Jackwyn Nemerov, the Company’s current Executive Vice President (the “Nemerov Agreement”). The term of the Nemerov Agreement continues until March 31, 2013. Pursuant to the Nemerov Agreement, Ms. Nemerov will be entitled to an annual base salary of not less than $900,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of her employment. She is also eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers. Pursuant to the Nemerov Agreement and in accordance with the Company’s 1997 Long-Term Stock Incentive Plan, as amended and restated, in October 2009 (for fiscal year 2010), and in each of the Company’s fiscal years 2011, 2012 and 2013, Ms. Nemerov will be granted an annual stock award grant with a total value of $3 million. Fifty percent of such stock award shall consist of Cliff RPSUs. In addition, Ms. Nemerov will also receive a grant of 140,000 Cliff RPSUs that will be granted in four equal annual installments of 35,000 Cliff RPSUs.

Under the Nemerov Agreement, if the Company terminates Ms. Nemerov’s employment for any reason other than death, disability or cause (as defined in the Nemerov Agreement), including the Company electing not to renew her employment at the end of the term of her contract, or Ms. Nemerov terminates her employment for good reason (as defined in the Nemerov Agreement), Ms. Nemerov will be entitled to receive, in accordance with the Company’s normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the remaining term of the Nemerov Agreement or one year, plus a lump sum amount at the end of the severance period equal to the bonus paid to Ms. Nemerov for the fiscal year immediately preceding the fiscal year in which her termination of employment occurs. In addition, Ms. Nemerov will be entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination. She will also vest in any unvested stock options as of the date of termination of her employment and will receive one year from the date of such termination to exercise any vested stock options, but in no event later than the expiration date of such vested stock options. Any unvested RPSUs held by Ms. Nemerov will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals.

If Ms. Nemerov voluntarily terminates her employment without good reason, or if the Company terminates her employment for cause, Ms. Nemerov will be entitled to receive only her base salary through the date of termination. In the event her employment terminates due to her death or disability, she or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability. If Ms. Nemerov’s employment terminates due to her death or disability, or she terminates her employment due to retirement, Ms. Nemerov will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested restricted performance share units held by her, which will vest at the end of the applicable three-year performance period, subject to the Company’s achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If the Company terminates her employment without cause within 12 months following a change of control of the Company (as defined in the Nemerov Agreement), then, in lieu of the foregoing amounts, Ms. Nemerov will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her annual base salary and the bonus she was paid for the fiscal year immediately prior to her termination. In addition, any unvested stock options, unvested restricted stock and unvested restricted performance share units held by Ms. Nemerov will immediately vest, and all of her vested stock options will remain exercisable for six months.

Under the Nemerov Agreement, the above described amounts and stock awards to be provided to her are subject to her compliance with certain restrictive covenants. Any amounts due and payable to Ms. Nemerov upon termination of her employment will be subject to compliance with Section 409A of the Code.

*    *    *

On October 14, 2009, the Company entered into an amended and restated employment agreement with Mitchell A. Kosh, the Company’s current Senior Vice President of Human Resources (the “Kosh Agreement”). The term of the Kosh Agreement is for three years, commencing on October 14, 2009 and terminating on the third anniversary of such date. Pursuant to the Kosh Agreement, Mr. Kosh will be entitled to an annual base salary of not less than $675,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of his employment. He is also eligible to participate in the Company’s 1997 Long-Term Stock Incentive Plan, as amended and restated, and all employee benefit plans and arrangements of the Company for its senior executive officers.

Under the Kosh Agreement, if the Company terminates his employment for any reason other than death, disability or cause (as defined in the Kosh Agreement), or Mr. Kosh voluntarily terminates his employment for good reason (as defined in the Kosh Agreement), Mr. Kosh will be entitled to continue to receive, in accordance with the Company’s normal payroll practices, an amount equal to his base salary for a severance period equal to the longer of the remaining term of the Kosh Agreement or one year, plus an amount, payable at the end of the severance period, equal to the bonus that Mr. Kosh received for the fiscal year immediately preceding the fiscal year in which his employment terminates. In addition, Mr. Kosh will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

If Mr. Kosh voluntarily terminates his employment without good reason, or if the Company terminates his employment for cause, he will be entitled to receive only his base salary through the date of termination. If Mr. Kosh’s termination is due to his death or disability, Mr. Kosh or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability. If his employment terminates due to his death or disability, or he terminates his employment due to retirement, Mr. Kosh will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested restricted performance share units held by him, which will vest at the end of the three-year performance period from the date of the grant, subject to the Company’s achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If the Company terminates Mr. Kosh’s employment without cause within 12 months following a change of control of the Company (as defined in the Kosh Agreement), Mr. Kosh will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment, equal to twice the sum of his annual base salary and the bonus paid to him for the fiscal year immediately preceding the fiscal year in which his employment terminates. In addition, any unvested stock options and unvested restricted performance share units held by Mr. Kosh will immediately vest, and all stock options held by him will remain exercisable for six months.

Under the Kosh Agreement, the above described amounts and stock awards to be provided to him are subject to his compliance with certain restrictive covenants. Any amounts due and payable to Mr. Kosh upon termination of his employment will be subject to compliance with Section 409A of the Code.

*    *    *

The foregoing descriptions of each of the Farah Agreement, the Nemerov Agreement and the Kosh Agreement are qualified in their entirety by reference to the Farah Agreement, the Nemerov Agreement and the Kosh Agreement which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Employment Agreement dated October 14, 2009 between the Company and Roger N. Farah.

10.2	Employment Agreement dated October 14, 2009 between the Company and Jackwyn Nemerov.

10.3	Employment Agreement dated October 14, 2009 between the Company and Mitchell A. Kosh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLO RALPH LAUREN CORPORATION

Date: October 19, 2009	By:	/s/ TRACEY T. TRAVIS
	Name:	Tracey T. Travis
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits; Description

10.1	Employment Agreement dated October 14, 2009 between Polo Ralph Lauren Corporation and Roger N. Farah.

10.2	Employment Agreement dated October 14, 2009 between Polo Ralph Lauren Corporation and Jackwyn Nemerov.

10.3	Employment Agreement dated October 14, 2009 between Polo Ralph Lauren Corporation and Mitchell A. Kosh.

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